SHAPEWAYS REPORTS SECOND QUARTER 2022 RESULTS

New York, NY, August 11, 2022 – Shapeways Holdings, Inc. (NYSE: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the second quarter ended June 30, 2022.

“During the second quarter we made tangible progress across our broad spectrum of additive manufacturing capabilities to key large and growing industry verticals. We continued to execute on our growth initiatives, which further strengthened our position as a leading provider of digital manufacturing,” said Greg Kress, Shapeways’ Chief Executive Officer. “We combine high quality, flexible on demand manufacturing with purpose built proprietary software that enables our customers to rapidly transform digital designs into physical products, thereby helping to drive efficiency across the supply chain. As part of our external growth efforts, we completed three acquisitions adding complementary technologies, expanding our customer base, and accelerating our product diversification. We also enhanced our senior leadership team and our board of directors with talented and experienced individuals that we believe will contribute to our execution efforts as we grow the company.”

Business Updates
The Company made progress on each of its key growth initiatives.
•Expansion of its additive manufacturing capabilities – The Company enhanced its internal offerings to serve a wider spectrum of existing customer needs, including:
◦added industrial precision metal printing capabilities with investment in EOS Direct Metal Laser Sintering and GE Arcam Electron Beam Melting Printing;
◦broadened its plastics printing ability to the U.S. with the expansion of its HP Multi Jet Fusion footprint; and
◦expanded its certifications with ITAR registered manufacturing capabilities and an additional ISO 9001 Certified manufacturing location with the acquisition of LinearAMS, which was completed in the quarter.
•Executing a comprehensive go-to-market strategy – The Company started to win new business in its target industries while building its pipeline with enterprise level customers in key verticals, such as medical, aerospace, automotive, and industrial verticals.
•Offering more traditional manufacturing services – The Company accelerated the development of its outsourced supply chain capabilities to support traditional manufacturing with the acquisition of MFG.com ("MFG") which was completed in the quarter. The MFG supplier network provides Shapeways access to suppliers with manufacturing services covering molding, machining, and sheet metal.
•Commercializing its software –The Company continued the rollout of its OTTO Software-as-a-Service (“SaaS”) offering and completed the acquisitions of MFG and MakerOS, both of which are expected to accelerate its product development roadmap and provide a strong lead base to offer its software. Shapeways’ software digitizes and removes friction from the end-to-end manufacturing process and manages complex workflows which enables efficient high-quality manufacturing at scale.
As previously announced, during the quarter, the Company completed three strategic acquisitions which advance its objectives of accelerating its OTTO SaaS go-to-market plan, adding complementary manufacturing capabilities, and deepening reach into key target verticals. These acquisitions include:
•MFG.com: Helps custom part manufacturers grow their business by making it easy for them to be discovered on its cloud-based Request for Quote ("RFQ") management platform and helps buyers to ﬁnd the best possible manufacturer that ﬁts their needs through a set of supplier and buyer marketplaces mainly for traditional manufacturing. The Company believes that MFG ﬁts well into its software strategy, adds immediate features with its marketplace products, and is expected to contribute to the acceleration of OTTO’s phased rollout.
•MakerOS: Offers a SaaS service to facilitate design, prototype, and production processes for manufacturers and service providers. MakerOS brings features to OTTO’s product vision, particularly enhanced quoting, project management, and customer communications tools.

•Linear AMS: An expert in plastics molding, tooling, and production, predominantly in the automotive industry. Headquartered in Michigan, Linear AMS has blue chip automotive customers and certifications, and access to their respective suppliers.
Financial Highlights

Three Months Ended June 30, 2022

•Revenue was $8.4 million compared to $8.8 million for the same period in 2021
•Gross profit was $3.6 million compared to $4.3 million for the same period in 2021
•Gross margin was 43% compared to 49% for the same period in 2021
•Net loss was $(4.7) million compared to $(0.1) million for the same period in 2021
•Adjusted EBITDA was $(4.3) million compared to $0.3 million for the same period in 2021

Six months ended June 30, 2022

•Revenue was $16.0 million compared to $17.6 million for the same period in 2021
•Gross profit was $7.1 million compared to $8.4 million for the same period in 2021
•Gross margin was 44% compared to 48% for the same period in 2021
•Net (loss) income was $(8.7) million compared to $1.6 million for the same period in 2021
•Adjusted EBITDA was $(8.6) million compared to $0.4 million for the same period in 2021

Balance Sheet and Liquidity

As of June 30, 2022, the Company had cash and cash equivalents of $50.4 million. During the quarter the Company deployed approximately $9 million of cash as part of its execution on its strategic growth initiatives, primarily to consummate the acquisitions completed in the quarter. The Company’s normalized operating burn is much lower than cash usage year to date might indicate.

Outlook

The Company expects to continue to make investments to expand its additive manufacturing platform and increase its business development activities throughout the year. The investments are expected to result in a ramp in sales in the future and are anticipated to continue to pressure margins in the coming quarters.

For the third quarter of 2022, the Company anticipates revenue to be in the range of $8.3 million to $8.6 million.

Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Friday, August 12, 2022, at 8:30 AM ET. To participate in the call, please dial 1-877-322-9565, or 1-412-542-4177 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available on Friday, August 12, 2022, beginning at 11:30 AM ET through 11:59 p.m. ET, Friday, August 26, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 10169331.

About Shapeways

Shapeways is a leader in the large and fast-growing digital manufacturing industry combining high quality, flexible on-demand manufacturing powered by purpose-built proprietary software which enables customers to rapidly transform digital designs into physical products, globally. Shapeways makes industrial-grade additive manufacturing accessible by fully digitizing the end-to-end manufacturing process, and by providing a broad range of solutions utilizing 11 additive manufacturing technologies and approximately 100 materials and finishes, with the ability to easily scale new innovation.

To date, Shapeways has delivered over 23 million parts to 1 million customers in over 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, impact of recent acquisitions, outlook, and prospects are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; the ability to move the Company's manufacturing capabilities without disruption or delay; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net (loss) income excluding debt forgiveness, interest expense, net of interest income, income tax benefit, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, acquisition costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net (loss) income to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$50,402	$79,677
Restricted cash	138	142
Accounts receivable	2,954	1,372
Inventory	1,155	927
Prepaid expenses and other current assets	6,572	4,360
Total current assets	61,221	86,478
Property and equipment, net	14,492	4,388
Right-of-use assets, net	2,603	842
Goodwill	6,233	1,835
Intangible assets, net	5,658	—
Security deposits	267	175
Total assets	$90,474	$93,718
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,575	$1,909
Accrued expenses and other liabilities	7,238	2,645
Operating lease liabilities, current	850	639
Deferred revenue	1,102	921
Total current liabilities	10,765	6,114
Operating lease liabilities, net of current portion	1,838	326
Warrant liabilities	77	2,274
Total liabilities	12,680	8,714
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued or outstanding as of June 30, 2022 and December 31, 2021, respectively)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 49,213,438 and 48,627,739 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	5	5
Additional paid-in capital	199,906	198,179
Accumulated deficit	$(121,522)	$(112,811)
Accumulated other comprehensive loss	(595)	(369)
Total stockholders’ equity	77,794	85,004
Total liabilities and stockholders’ equity	$90,474	$93,718

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$8,433	$8,849	$16,003	$17,638
Cost of revenue	4,791	4,556	8,952	9,216
Gross profit	3,642	4,293	7,051	8,422
Operating expenses
Selling, general and administrative	6,766	3,181	12,911	6,214
Research and development	2,355	1,116	4,420	2,426
Total operating expenses	9,121	4,297	17,331	8,640
Loss from operations	(5,479)	(4)	(10,280)	(218)
Other income (expense)
Long-term debt forgiveness	—	—	—	2,000
Change in fair value of warrant liabilities	765	—	1,527	—
Interest expense	—	(130)	—	(281)
Interest income	1	—	2	—
Other income	38	1	39	1
Total other income (expense), net	804	(129)	1,568	1,720
(Loss) income before income tax benefit	(4,675)	(133)	(8,712)	1,502
Income tax benefit (expense)	1	(2)	1	71
Net (loss) income	(4,674)	(135)	(8,711)	1,573
Net (loss) income per share:
Basic	$(0.09)	$—	$(0.16)	$0.04
Diluted	$(0.09)	$—	$(0.16)	$0.04
Weighted average common shares outstanding:
Basic	53,069,269	36,079,478	52,925,199	36,043,718
Diluted	53,069,269	36,079,478	52,925,199	36,043,718
Other comprehensive (loss) income
Foreign currency translation adjustment	(174)	(8)	(226)	(17)
Comprehensive (loss) income	$(4,848)	$(143)	$(8,937)	$1,556

SHAPEWAYS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(8,711)	$1,573
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	559	278
Stock-based compensation expense	769	345
Non-cash lease expense	354	551
Non-cash debt forgiveness	—	(2,000)
Change in fair value of warrant liabilities	(1,527)	—
Change in operating assets and liabilities:
Accounts receivable	(298)	(828)
Inventory	(47)	223
Prepaid expenses and other assets	(2,239)	(419)
Accounts payable	(600)	(356)
Accrued expenses and other liabilities	358	(103)
Lease liabilities	(411)	(597)
Deferred revenue	(373)	(131)
Net cash used in operating activities	(12,166)	(1,464)
Cash flows from investing activities:
Purchases of property and equipment	(8,454)	(143)
Cash paid for acquisitions, net of cash acquired	(8,861)	—
Net cash used in investing activities	(17,315)	(143)
Cash flows from financing activities:
Proceeds from issuance of common stock	288	71
Proceeds received from exercise of preferred stock warrants	—	60
Repayments of loans payable	—	(958)
Net cash provided by (used in) financing activities	288	$(827)
Net change in cash and cash equivalents and restricted cash	$(29,193)	$(2,434)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	(86)	120
Cash and cash equivalents and restricted cash at beginning of period	79,819	8,709
Cash and cash equivalents and restricted cash at end of period	$50,540	$6,395
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$—	$63
Deferred offering costs	$—	$1,820

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021
Net (loss) income	$(4,674)	$(135)	$(8,711)	$1,573
Debt forgiveness	—	—	—	(2,000)
Interest expense, net	(1)	130	(2)	281
Depreciation and amortization	377	137	559	278
Stock based compensation	457	171	769	345
Change in fair value of warrant liabilities	(765)	—	(1,527)	—
Income tax benefit	(1)	2	(1)	(71)
Acquisition costs	373	—	373	—
Other	(36)	12	(37)	19
Adjusted EBITDA	$(4,270)	$317	$(8,577)	$425

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(Unaudited)
(in thousands)

	Three Months Ended,
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Revenue	$8,849	$7,716	$8,269	$7,570	$8,433
% YoY Growth	26%	(5)%	(5)%	(14)%	(5)%

Gross Profit	$4,293	$3,661	$3,867	$3,409	$3,642
Gross Margin	49%	47%	47%	45%	43%

Adjusted EBITDA	$317	$(1,824)	$(3,106)	$(4,303)	$(4,270)

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Net (loss) income	$(135)	$2,552	$(2,369)	$(4,037)	$(4,674)
Debt forgiveness	—	—	—	—	—
Interest expense, net	130	126	(4)	—	(1)
Depreciation and amortization	137	146	169	182	377
Stock based compensation	171	438	2,124	312	457
Change in fair value of warrant liabilities	—	(5,088)	(3,018)	(762)	(765)
Income tax benefit	2	—	—	—	(1)
Acquisition costs	—	—	—	—	373
Other	12	2	(8)	2	(36)
Adjusted EBITDA	317	(1,824)	(3,106)	$(4,303)	$(4,270)